Exhibits to be Filed by EDGAR




  3-A    GPUSC By-Laws, as amended.

 10-A General Public Utilities Corporation Restricted Stock Plan for Outside Directors

 10-B Retirement Plan for Outside Directors of General Public Utilities Corporation

 10-C Deferred Remuneration Plan for Outside Directors of General Public Utilities Corporation

 12 Statements Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

         A - Jersey Central Power & Light Company
         B - Metropolitan Edison Company
         C - Pennsylvania Electric Company

 21      Subsidiaries of the Registrant

         A - Metropolitan Edison Company
         B - Pennsylvania Electric Company

 23      Consent of Independent Accountants

         A - General Public Utilities Corporation
         B - Jersey Central Power & Light Company
         C - Metropolitan Edison Company
         D - Pennsylvania Electric Company

 27      Financial Data Schedule

         A - General Public Utilities Corporation
         B - Jersey Central Power & Light Company
         C - Metropolitan Edison Company
         D - Pennsylvania Electric Company
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